Exhibit 10.27

North Carolina Commercial Lease Agreement

This Commercial Lease Agreement ("Lease") is made and effective the 1st day of January, 2010, by and between VALFERN HOLDINGS, INC. ("Landlord") and ADHEREX TECHNOLOGIES, INC. ("Tenant").

Landlord is the owner of land and improvements commonly known and numbered as 501 EASTOWNE DR., Ste. 140 CHAPEL HILL, NC 27514 and legally described as follows (the "Building"):

Landlord makes available for lease a portion of the Building designated as Approximately 1,058 RSF, said premises shall be of Suite 140 of the building designated above. (the "Leased Premises").

Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

1. Term.

A. Landlord hereby leases the Leased Premises including Furniture outlined in Exhibit B to Tenant, and Tenant hereby leases the same from Landlord, for an "Initial Term" beginning the 15th day of January, 2010 and ending the 15th day of January, 2011. Landlord shall use its best efforts to give Tenant possession as nearly as possible at the beginning of the Lease term. If Landlord is unable to timely provide the Leased Premises, rent shall abate for the period of delay. Tenant shall make no other claim against Landlord for any such delay.

B. Tenant may renew the Lease for one extended term of one calendar year. Tenant shall exercise such renewal option, if at all, by giving written notice to Landlord not less than ninety (90) days prior to the expiration of the Initial Term. The renewal term shall be at the rental set forth below and otherwise upon the same covenants, conditions and provisions as provided in this Lease.

2. Rental.

A. Tenant shall pay to Landlord during the Initial Term rental of $24,281.11 per year, payable in installments of $2,023.43 per month. Each installment payment shall be due in advance on the fifth day of each calendar month during the lease term to Landlord at Valfern Holdings, Inc. 501 Eastowne Dr., Ste. 145 Chapel Hill, NC 27514 or at such other place designated by written notice from Landlord to Tenant. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis. Tenant shall also pay to Landlord a "Security Deposit" in the amount of $2023.43.

B. The rental for any renewal period shall be independently negotiated between the parties and shall be agreed to in writing at such time as Tenant should elect to renew the said lease.  The parties at such time shall then sign a lease addendum laying out the annual rent.

3. Use

Notwithstanding the forgoing, Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device.

4. Sublease and Assignment.

Tenant shall have the right without Landlord's consent, to assign this Lease to a corporation with which Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation under common control with Tenant, or to a purchaser of substantially all of Tenant's assets. Except as set forth above, Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord's consent, such consent not to be unreasonably withheld or delayed.

5. Repairs.

During the Lease term, Tenant shall make, at Tenant's expense, all necessary repairs to the Leased Premises. Repairs shall include such items as routine repairs of floors, walls, ceilings, and other parts of the Leased Premises damaged or worn through normal occupancy, except for major mechanical systems or the roof, subject to the obligations of the parties otherwise set forth in this Lease.

6. Alterations and Improvements.

Tenant, at Tenant's expense, shall have the right following Landlord's written consent to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant's property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant's expense.

7. Property Taxes.

Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Landlord's personal property, if any, on the Leased Premises. Tenant shall be responsible for paying all personal property taxes with respect to Tenant's personal property at the Leased Premises.

8. Association.

Landlord shall pay, prior to delinquency, all association dues for the premises and shall hold harmless the tenant thereof.

9. Utilities.

A. The tenant shall be responsible for any public or private utilities on the premises and shall hold landlord harmless thereto.

B. Tenant shall pay all charges for water, sewer, gas, electricity, telephone, internet, security, janitorial, telephone operator and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. In the event that any utility or service provided to the Leased Premises is not separately metered or if the Tenant wishes to utilize any of the aforesaid services from the Landlord, Landlord shall pay the amount due and separately invoice Tenant for Tenant's share of the charges by a separate agreement. Tenant shall pay such amounts within fifteen (15) days of invoice. Tenant acknowledges that the Leased Premises are designed to provide standard office use electrical facilities and standard office lighting. Tenant shall not use any equipment or devices that utilizes excessive electrical energy or which may, in Landlord's reasonable opinion, overload the wiring or interfere with electrical and other services to other tenants.

10. Insurance.

A. If the Leased Premises or any other part of the Building is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

B. Landlord shall maintain fire and extended coverage insurance on the Building and the Leased Premises in such amounts as Landlord shall deem appropriate. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

C. Tenant and Landlord shall, each at its own expense, maintain a policy or policies of content coverage and comprehensive general liability insurance with respect to the respective activities of each in the Building with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be listed as an additional insured on the Tenant's policy or policies of comprehensive general liability insurance and content coverage, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant's compliance with this Paragraph. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least (10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Leased Premises or the Building.

11. Indemnity

Landlord shall not be liable to Tenant or to Tenant’s employees, agents, invitees or visitors, or to any other person, for any injury to persons or damage to property on or about the Demised Premises or any adjacent area owned by Landlord caused by the negligence or misconduct of Tenant.  Tenant shall not be liable for any injury or damage caused by the negligence or misconduct of Landlord, or Landlord’s employees or agents, and Landlord agrees to indemnify and hold Tenant harmless from any loss, expense or damage arising out of such damage or injury.

12. Signs.

Following Landlord's consent, Tenant shall have the right to place on the Leased Premises, at locations selected by Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions. Landlord may refuse consent to any proposed signage that is in Landlord's opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises or use of any other tenant. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.  Any cost of said signage shall be the sole responsibility of the Tenant.

13. Use of Premises Prior to Commencement Date.

The tenant shall have the right to use the premises in a limited capacity prior to the commencement of this lease at his own risk and liability.  Said capacity shall be as follows:  Tenant shall have the right to use one cubicle, the conference room and space adjoining the suite to store two file cabinets.  Said use shall begin on the 23rd day of December, 2009 and shall cease upon the commencement date of this lease.  There shall be no charge for this use of the rental space, provided that the security deposit has been paid in full to the Landlord by the 23rd day of December, 2010.

13. Entry.

Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant's business on the Leased Premises.

14. Parking.

During the term of this Lease, Tenant shall have the non-exclusive use in common with Landlord, other tenants of the Building, their guests and invitees, of the non-reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to designate parking areas within the Building or in reasonable proximity thereto, for Tenant and Tenant's agents and employees. Tenant hereby leases from Landlord one reserved parking space in the parking deck at a location to be designated by the Landlord, which shall be available for use by the Tenant.  Other than the single space in such structural parking area, all other parking spaces around the building are available for use by all building users on a first come-first served basis except any spaces that are otherwise reserved. There shall be no additional charge or rental fee for the parking space noted above.

15. Building Rules.

Tenant will comply with the rules of the Building adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing. The initial rules for the Building are attached hereto as Exhibit "A" and incorporated herein for all purposes.

16. Damage and Destruction.

If the Leased Premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural defects that the same cannot be used for Tenant's purposes, then Tenant shall have the right within ninety (90) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. In the event of minor damage to any part of the Leased Premises, and if such damage does not render the Leased Premises unusable for Tenant's purposes, Landlord shall promptly repair such damage at the cost of the Landlord. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materials or labor or other matters which are beyond the reasonable control of Landlord. Tenant shall be relieved from paying rent and other charges during any portion of the Lease term that the Leased Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant's purposes. Rentals and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to Tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant's reasonable control and which renders the Leased Premises, or any appurtenance thereto, inoperable or unfit for occupancy or use, in whole or in part, for Tenant's purposes.

17. Default.

If default shall at any time be made by Tenant in the payment of rent when due to Landlord as herein provided, and if said default shall continue for fifteen (15) days after written notice thereof shall have been given to Tenant by Landlord, or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages.

18. Quiet Possession.

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

19. Condemnation.

If any legally, constituted authority condemns the Building or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

20. Subordination.

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the Building and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Premises of the Building, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein required to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

21. Security Deposit.

The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Unless otherwise provided by mandatory non-waivable law or regulation, Landlord may commingle the Security Deposit with Landlord' s other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within thirty days after termination of the Lease Agreement. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

22. Notice.

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

If to Landlord to:

Valfern Holdings, Inc.

501 Eastowne Drive, Ste. 145

Chapel Hill, NC 27514

If to Tenant to:

Adherex Technologies, Inc.

C/O Robert Andrade

501 Eastowne Drive, Ste. 140

Chapel Hill, NC 27514

Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

23. Brokers.

Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease, other than Mike Lewis of Morris Commercial Inc. and J. Daniel Allen of Insight Property Group whose commission will be paid by Landlord in terms of a separate existing Agreement between the Landlord and Insight Property Group and Tenant covenants to pay, hold harmless and indemnify Landlord from and against, any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or the negotiation thereof arising out of Tenant's actions.

24. Waiver.

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

25. Memorandum of Lease.

The parties hereto contemplate that this Lease should not and shall not be filed for record, but in lieu thereof, at the request of either party, Landlord and Tenant shall execute a Memorandum of Lease to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.

26. Headings.

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

27. Successors.

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

28. Consent.

Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord's consent is required or desirable under this Lease.

29. Performance.

If there is a default with respect to any of Landlord's covenants, warranties or representations under this Lease, and if the default continues more than fifteen (15) days after notice in writing from Tenant to Landlord specifying the default, Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Tenant shall have been fully reimbursed for such expenditures, together with interest thereon at a rate equal to the lesser of twelve percent (12%) per annum or the then highest lawful rate. If this Lease terminates prior to Tenant's receiving full reimbursement, Landlord shall pay the unreimbursed balance plus accrued interest to Tenant on demand.

30. Compliance with Law.

Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to Tenant's use of the Leased Premises. Landlord shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

31. Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

32. Governing Law.

This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of North Carolina.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

VALFERN HOLDINGS, INC.

Joy Valentine, President

ADHEREX TECHNOLOGIES, INC.

Robert Andrade, CFO

Annexure B

List of Furniture

Reception area:

One Loveseat, one coffee table, one reception desk and one work chair

Work space:

3 cubicles with work surfaces and 3 work chairs, inbuilt cabinets in work area near the server closet

Conference Room:

One conference table and 4 chairs, inbuilt cabinet

Private office:

One desk with return and credenza, one work chair,